EXHIBIT 23.1


                         Consent of McKonly & Asbury LLP

                      [LETTERHEAD OF MCKONLY & ASBURY LLP]

                        INDEPENDENT ACCOUNTANTS' CONSENT





The Board of Directors
Steelton Bancorp, Inc.
51 South Front Street
Steelton, Pennsylvania  17113


         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated February 5, 1999 relating to the consolidated balance sheets of Mechanics Savings & Loan, FSA and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income and changes in equity, and cash flows for the years then ended, which report appears in the Form SB-2 (File No. 333-74279) of Steelton Bancorp, Inc. filed with the SEC on March 11, 1999, as amended.



                               /s/ McKonly & Asbury LLP
                               -------------------------------------------------
                               McKonly & Asbury  LLP



June 30, 1999

Harrisburg, Pennsylvania